Exhibit 99.1

The Joint Corp. Signs Binding Agreement to Sell 31 Corporate Clinics in Arizona and New Mexico and to Acquire Regional Developer Rights in the Northwest Region and Refranchises Five Corporate Clinics in the Kansas City Region, Tracking to Become Largest Pure Play Chiropractic Care Franchise System

- The Joint to Deploy Capital and Enhance Profitability Profile by Reducing Regional Developer Count -
- Largest Franchisee Signs Binding Asset Purchase Agreement to Acquire 31 Corporate Clinics, Which Will Increase Its Ownership to 96 Clinics, and Committed to Opening 10 More Clinics -

SCOTTSDALE, Ariz., June 25, 2025 – The Joint Corp. (NASDAQ: JYNT), the nation's largest franchisor of chiropractic care through The Joint Chiropractic® network, has signed a binding Asset Purchase Agreement (APA) for the sale of 31 corporate owned and managed clinics in Arizona and New Mexico to Joint Ventures, LLC in exchange for cash and the regional developer (RD) territory rights of the Northwest region. The sale is expected to close on or before June 30, 2025. In addition, the company refranchised five clinics to Chiro 93, LLC in the Kansas City region.

•Joint Ventures, The Joint’s largest franchisee, will acquire 31 clinics, increasing its clinic count to 96 clinics located throughout California, Oregon, New Mexico, and Arizona, and agreed to open another 10 clinics in this same region.
•The Joint to acquire the regional developer rights to the Northwest region, consisting of 46 existing franchised clinics and 30 sites for future clinic development.
•The Joint sold the five clinics along with future development rights in the Kansas City region to Chiro 93, led by existing franchisee Dr. Clint Morrow, D.C.

Joint Ventures franchisee, Chris O’Neal stated, “We are proud to be the largest franchise group at The Joint and plan to increase our ownership by more than 50% to over 100 clinics when we complete our expansion. When run correctly, the clinics provide excellent patient care, conduct compelling marketing campaigns growing the patient base and deliver strong operating metrics. We support Sanjiv’s growth plan and are excited to expand our position and earnings potential with The Joint.”

The Joint Corp.’s President, Chief Executive Officer and Director, Sanjiv Razdan said, “Chris is a strong operator, and we are delighted to augment our partnership with Joint Ventures. Their large investment demonstrates confidence in our business model. This significant validation is compounded by additional franchisees’ interest in our entire corporate portfolio.

“As a chiropractor and existing franchisee, Dr. Clint Morrow has proven results in the Kansas City region as well as years earlier as a clinic director with The Joint in Arizona. He has a passion for chiropractic, and we are confident in his expansion and leadership in this region,” continued Razdan.

“We are executing our plan to become the best and largest pure play chiropractic care franchise system. As part of this strategy, we will deploy capital from the sales of corporate clinics to improve our profitability. The Northwest region represents 8.5% of clinics under RD management and acquiring their rights will reduce our RD commissions obligation and increase our operating margin.”

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, the expected timing of the sale of our corporate owned and managed clinics; our expectation that Joint Ventures will open another 10 clinics; the belief that when run correctly, the clinics provide excellent patient care, conduct compelling marketing campaigns growing the patient base and deliver strong operating metrics; our belief that Joint Ventures’ large investment demonstrates confidence in our business model; our confidence in Dr. Clint Morrow’s expansion and leadership in the Kansas City region; our execution on our plan to become the best and largest pure play chiropractic care franchise system; our expectation to deploy capital from the sales of corporate clinics to improve our profitability; and our belief that The Northwest Region represents 8.5% of clinics under RD management, and acquiring the regional developer territory rights in the Northwest Region will reduce our RD commissions obligation and increase our operating margin. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)

The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners.” SUCCESS named the company as one of the “Top 50 Franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

The Joint Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact:
Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact:
Kirsten Chapman, Alliance Advisors IR, 415-433-3777, thejointinvestor@allianceadvisors.com